Exhibit 5.1

February 10, 2021

Board of Directors

Limbach Holdings, Inc.

1251 Waterfront Place, Suite 201

Pittsburgh, PA 15222

Lady and Gentlemen:

We have acted as counsel for Limbach Holdings, Inc, a Delaware corporation (the “Company”), in connection with the preparation and filing of a prospectus supplement dated February 10, 2021 (the “Prospectus Supplement”) to the Prospectus dated August 6, 2019 (together, the “Prospectus”) relating to the offer and sale, pursuant to that certain Underwriting Agreement dated February 10, 2021 (the “Underwriting Agreement”), by and between Lake Street Capital Markets, LLC (the “Underwriter”) and the Company, of up to 2,051,025 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), including up to 267,525 Shares that may be sold pursuant to the exercise of an option granted to the Underwriter to purchase additional Shares. The Prospectus forms a part of the Company’s registration statement on Form S-3 (File No. 333-232406) (the “S-3 Registration Statement”), and the registration statement pursuant to Rule 462(b) on Form S-3 (File No. 333-252929) (the “Rule 462(b) Registration Statement,”) and together with the S-3 Registration Statement, the “Registration Statements”), each filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is being provided at your request, to be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement.

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statements or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (a) the Second Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof (the “Certificate of Incorporation”), (b) the Bylaws of the Company, as in effect on the date hereof (the “Bylaws” and, together with the Certificate of Incorporation, the “Organizational Documents”), (c) the Registration Statements and exhibits thereto, (d) the Prospectus and the Prospectus Supplement, (e) the Underwriting Agreement, (f) resolutions of the Board of Directors of the Company (the “Board”) or committees thereof relating to, among other matters, the filing of the Registration Statements and the issuance of the shares of Common Stock, and (g) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares of Common Stock to be issued and sold by the Company have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock.

This opinion is for your benefit in connection with the Registration Statements and the Prospectus and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is limited to the matters stated herein, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter. This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein. We consent to your filing this opinion as an exhibit to a Current Report on Form 8-K in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the reference to our firm’s name contained therein and in the Registration Statement and the Prospectus Supplement under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into the Rule 462(b) Registration Statement, or any post-effective amendment thereto, with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

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Very truly yours,

/s/ Cozen O'Connor PC

Cozen O'Connor PC